Exhibit 10.2
THIRD AMENDMENT TO
THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN
     THIS THIRD AMENDMENT TO THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN (this “Third Amendment”), dated as of August 13, 2007, is made and adopted by The Spectranetics Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
RECITALS
     WHEREAS, the Company maintains The Spectranetics Corporation 2006 Incentive Award Plan, as amended by the First Amendment thereto, dated as of December 11, 2006, and the Second Amendment thereto, dated as of June 19, 2007 (the “Plan”);
     WHEREAS, the Company desires to amend the Plan as set forth herein; and
     WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:
     1. Section 5.3(b) of the Plan is hereby amended and restated in its entirety as follows:
     “(b) Terms of Options Granted to Independent Directors. Options granted to Independent Directors shall be Non-Qualified Stock Options. The exercise price per share of Stock subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Stock on the date the Option is granted. Subject to the grantee’s continued status as a Board member, Options granted to Independent Directors shall become exercisable in cumulative annual installments of 33 1/3 % on each of the first, second and third anniversaries of the date on which the Option is granted. The term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. Upon a Director’s termination of directorship, all outstanding Options granted to such Director under Section 5.3(a) above shall, to the extent vested as of the date of such termination, remain exercisable for 3 years following his or her termination of directorship due to retirement or for one year following his or her termination of directorship for any other reason (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but in no event beyond the term of such Option). Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 5.3(a) above which is unexercisable at the time of an Independent Director’s termination of membership on the Board shall thereafter become exercisable.”

     2. This Third Amendment shall be effective as of the date hereof.
     3. This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.
     4. Except as set forth herein, the Plan shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of The Spectranetics Corporation on August 13, 2007.
     Executed on this 13th day of August, 2007.

By:	/s/ Guy A. Childs
	Name:	Guy A. Childs
	Title:	Chief Financial Officer